FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “Amendment”) is made as of March 21, 2008, by and among TORTOISE NORTH AMERICAN ENERGY CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, and BANK OF OKLAHOMA, N.A., a national banking association, (each a “Bank” and, collectively, the “Banks”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)           The Banks and the Borrower are parties to a Credit Agreement, dated as of April 25, 2007 (the “Credit Agreement”).

(b)           The Borrower has requested that the term of the Credit Agreement be extended for 364 days.

(c)           The Banks are willing to agree to the foregoing request, subject, however, to the terms, conditions and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Modification to Section 1.1 Definitions.  Section 1.1 of the Credit Agreement is modified as follows:

A.           The following definitions are hereby added to Section 1.1 of the Credit Agreement:

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and another Person (with the consent of any party whose consent is required pursuant to Section 9.4), and accepted by the Agent, in substantially the form of Exhibit F or any other form approved by the Agent.

“Borrowing Base Availability” means, at any time, the lesser of: (a) the Borrowing Base less current outstanding balances on the Revolving Credit Loans and Swingline Loans and less current outstanding balances on other “senior securities representing indebtedness” (as such term is used in the 1940 Act), if any or (b) the Revolving Credit Loan Commitments less current outstanding balances on the Revolving Credit Loans and Swingline Loans.

B.           The following definitions, as set forth in Section 1.1 of the Credit Agreement, are hereby deleted in their entirety and are hereby replaced with the following:

“Borrowing Base” means, at any date, 33-1/3% of the amount, after giving effect to any requested Loan on such date, of (i) the total value of the Borrower’s assets, minus

(ii) all liabilities and indebtedness not represented by “senior securities” (as such term is used in the 1940 Act).

“Revolving Credit Loan Commitment” means, as to each Bank, its obligation to make Revolving Credit Loans under Section 2.2 hereof in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Bank’s name on Exhibit A hereto under the column entitled “Revolving Credit Loan Commitment Amount,” or as such amount may be modified by any assignment made pursuant to this Agreement.

“Termination Date” means, March 20, 2009; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

2.           Modification to Section 2.2(a).  The reference to “$10,000,000” in Section 2.2(a) of the Credit Agreement is hereby deleted and is hereby replaced with “$5,000,000.”  Additionally, the reference to “$25,000,000” in Section 2.2(a) of the Credit Agreement is hereby deleted and is hereby replaced with “$20,000,000.”

3.           Modification to Section 2.3(a).  The reference to “Sections 7(e)” in Section 2.3(a) of the Credit Agreement is hereby deleted and is hereby replaced with “Section 7.1(e).”

4.           Addition of Unused Line Fee.  Section 3.1 of the Credit Agreement shall be modified such that subsection (c) and subsection (d) of Section 3.1 of the Credit Agreement are hereby modified to be subsection (d) and subsection (e) of Section 3.1 of the Credit Agreement, respectively.  The following is hereby added as subsection (c) of Section 3.1 of the Credit Agreement:

(c)           Unused Line Fee.  The Borrower shall pay to the Agent (to be allocated by the Agent to the Banks in accordance with their respective Pro-Rata Shares), on the first day of each fiscal quarter, for the immediately preceding fiscal quarter, an unused line fee (the “Unused Line Fee”) at a rate per annum equal to 0.150% (calculated on a daily basis, computed on the basis of a 360-day year for the actual number of days elapsed (or if the Agent so elects, on the basis of twelve 30-day months for the actual number of days elapsed)) for such preceding fiscal quarter of the difference between (a) the Banks’ total credit facility commitments under this Agreement (including any increase of such commitments pursuant to Section 2.2 above), and (b) the average outstanding principal balance at the end of each day for such preceding fiscal quarter.

5.           Modification to Section 3.4(a).  Section 3.4(a) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

(a)           Combined Loan to Value.  If, at any time, the Borrowing Base Availability is less than zero, the Borrower shall immediately prepay the Loans in an amount equal to the extent to which the Borrowing Base Availability is less than zero.  By way of example, if the Borrowing Base Availability is -$100,000, then the Borrower shall immediately prepay the Loans in an amount equal to $100,000.

6.           Modification to 6.1(b)(3).  Section 6.1(b)(3) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

(3)	Borrowing Base Certificate. So long as any Loan remains unpaid, and no later than the first (1st) Business Day of each calendar month, a

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Borrowing Base Certificate for the immediately preceding calendar month; and

7.           Modification to Section 6.2(b).  Section 6.2(b) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

(b)           Debt.  The Borrower shall not create or suffer to exist any Debt except for Permitted Debt.  The Borrower acknowledges and agrees that notwithstanding any reference in this Agreement to “senior securities,” the Borrower shall not be permitted to incur Debt other than as expressly permitted in this Section 6.2(b).

8.           Modification to Section 9.4.  Section 9.4 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

9.4           Entire Agreement; Modification of Agreement; Sale of Interest.

(a)           Entire Agreement.  This Agreement and the other Credit Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embodies the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

(b)           Modifications.  This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Required Banks, and any provisions of this Agreement or the other Credit Documents may be waived by the Required Banks; provided, however, that, notwithstanding the foregoing, no amendment or waiver shall be effective, without first obtaining the written consent of all Banks, that (a) extends the due date of any principal, interest or fee payment in respect of the Loans; (b) changes the amount or duration of any Bank’s Commitment; (c) releases the Borrower, in whole or in part, from any obligation under the Credit Documents to pay any principal or interest under the Loans; (d) reduces the rate of interest or fees provided hereunder; or (e) changes the definition of “Required Banks” or amends the terms of this Section 9.4, or that otherwise has the effect of impairing any of the consent requirements contained in this Section 9.4 or in any other provision of this Agreement or the other Credit Documents where the consent of all the Banks or the Required Banks is required in connection with any matter.

(c)           Assignment by Borrower.  The Borrower may not directly or indirectly sell, assign or transfer any interest in or rights under this Agreement or any of the other Credit Documents.

(d)           Assignment by Banks.

(i)           Any Bank may assign all or any part of such Bank’s rights or obligations under this Agreement (including all or any part of its Commitment or the Loans owing to it, the Notes or any of the other Credit Documents); provided, however, that each assignment shall be subject to the following conditions: (1) the amount of the Commitment being assigned shall equal at least $5,000,000, (2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations, (3) the assignor and the assignee Bank shall execute and deliver to the Agent an Assignment and Assumption, and (4) the assignor Bank shall pay to the Agent,

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for its own account and not for the pro-rata benefit of the Banks, an assignment fee of $3,500; provided further, unless an Event of Default is then in effect or the Termination Date has occurred, the Banks shall not have the right to make any such assignment without first obtaining the Agent’s and the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).  Notwithstanding anything herein to the contrary, no consent shall be required in connection with any assignment to another Bank or an affiliate of a Bank.  For purposes of this Section 9.4, an affiliate of a Bank means any Person that directly, or indirectly through intermediaries, is controlled by, controls or is under common control with such Bank; for purposes of Section 9.4, “control” means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

(ii)           Upon any assignment, as described in paragraph (i) above, (1) the assignee Bank thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and (2) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.15, 9.2 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Bank of its rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (e) of this Section 9.4.

(iii)           The Agent shall maintain at one of its offices in Minneapolis, Minnesota, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrower shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement absent any manifest error, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Agent, the Swingline Lender and any Bank, at any reasonable time and from time to time upon reasonable notice.

(e)           Participations.  The Borrower expressly recognizes and agrees that the Banks may sell, without the consent of the Borrower, to other financial institutions participations in the Loans and other credit extensions incurred by the Borrower pursuant hereto; provided, however, that no Bank shall sell or otherwise transfer any participation interest in any Loans or any other rights or interests under any of the Credit Documents to any other Person (other than one or more affiliates of a Bank or another Bank) without first obtaining the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed); provided further, (i) no such sale or transfer (even if to an affiliate of a Bank or other Bank) shall relieve the selling Bank from any of its obligations under this Agreement and the other Credit Documents, and (ii) the Borrower shall continue to deal solely and directly with the selling Bank in connection with such Bank’s rights and obligations under this Agreement.

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(f)           Certain Pledges.  Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section 9.4 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

9.           Modification to Exhibit D.  Exhibit D as attached to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit D attached to this Amendment.

10.           Addition of Exhibit E.  Exhibit E attached to this Amendment is hereby added as Exhibit E to the Credit Agreement.

11.           Reaffirmation of Credit Documents.  The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

12.           Conditions Precedent to Amendment.  Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)           Amendment.  This Amendment;

(b)           Secretary’s Certificate.  A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of such Credit Documents, (ii) the articles of incorporation and by-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated April 25, 2007 from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the Secretary of State of Maryland and the Secretary of State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and

(c)           Other Documents.  Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

13.           No Other Amendments; No Waiver of Default.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

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14.           Expenses.  The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.

15.           Counterparts; Fax Signatures.  This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

16.           Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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K.S.A. §16-118 Required Notice.  This statement is provided pursuant to K.S.A. §16-118:  “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.”  THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor: __________

Creditor: __________

Debtor: ___________

[signature pages to follow]

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IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first above written.

TORTOISE NORTH AMERICAN ENERGY CORPORATION, the Borrower

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By:
Name: Colleen S. Hayes
Title: Assistant Vice President

BANK OF OKLAHOMA, N.A., as a Bank

By:
Name:
Title:

First Amendment to Credit Agreement - Page 8

EXHIBIT D

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (“Certificate”) is delivered pursuant to Section _______ of the Credit Agreement (the “Credit Agreement”), dated as of April 25, 2007, among Tortoise North American Energy Corporation, a Maryland corporation (the “Borrower”); certain lenders (the “Banks”); U.S. Bank National Association, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”); and U.S. Bank National Association, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”) and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Certificate have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that he or she is an authorized signor of the Borrower and, as such, is authorized to execute and deliver this Certificate on behalf of the Borrower and, certifies to the Agent that:

1.           Borrowing Base Calculation.  The Borrowing Base for the Borrower, as of _________ __, 20__, is as follows:

A.  After giving effect to any Requested Advance,
total value of assets minus all liabilities and
indebtedness not represented by “senior securities”
(as such term is used in the 1940 Act)
(the Borrower’s “Total Asset Value”).
$__________________
B.33-1/3% of Total Asset Value (the “Borrowing Base”)	$__________________

2.           Calculation of Borrowing Base Availability.  The Borrower’s Borrowing Base Availability, as of __________ __, 20__, is as follows:

A. Revolving Credit Loan Commitments	$__________________
B. Current Outstanding Balances on Revolving Credit Loans and Swingline Loans	$__________________
C. Current Outstanding Balances on other “senior securities representing indebtedness” (as such term is used in the 1940 Act), if any	$_________________
D. Borrowing Base Availability (lesser of (i) line 1B minus line 2B and line 2C or (ii) line 2A minus line 2B)	$__________________
E. Requested Advance (if any)	$__________________

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3.           Compliance with 1940 Act.  As of ______________, 20__, the Borrower is in material compliance with the 1940 Act, including but not limited to, all leverage regulations specified in the 1940 Act.  As of the date hereof, the Borrower’s applicable “Asset Coverage,” determined as required by Section 18(f)(1) of the 1940 Act, for the following is:

(i) Senior Securities Representing Indebtedness (as used in the 1940 Act)	_________________%
(ii) Senior Securities (as used in the 1940 Act) that are Stock	_________________%

4.           Reliance.  This Certificate is delivered to the Agent for its benefit and the benefit of the Banks, the Swingline Lender and the Lead Arranger and may be conclusively relied upon by all such Persons.

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower as of the date first above written.

TORTOISE NORTH AMERICAN ENERGY CORPORATION

By:
Name:
Title:

First Amendment to Credit Agreement - Page 10

EXHIBIT E

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is made as of _____________ __, 20__, by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).  Reference is made to the Credit Agreement, dated as of April 25, 2007, among Tortoise North American Energy Corporation; U.S. Bank National Association, as Agent, Lead Arranger, Swingline Lender and a Bank; Bank of Oklahoma, N.A., as a Bank; and the other Banks party thereto, as amended or otherwise modified from time to time in accordance with its terms (the “Credit Agreement”).  Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

The Assignor and Assignee hereby agree as follows:

1.           The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interests specified in Item 1 of Annex I hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 1 of Annex I hereto, including, without limitation, all rights and obligations with respect to the Assigned Share of the Revolving Credit Loans.  After giving effect to such sale and assignment, the amount of the Assignee’s Revolving Credit Loan Commitment will be as set forth in Item 1(a) of Annex I hereto.

2.           The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of Borrower’s obligations under the Credit Agreement or the other Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

3.           The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Lead Arranger, the Swingline Lender, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with the terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

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4.           Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent.  The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and receipt by the Agent of the $3,500 assignment fee referred to in Section 9.4(d) of the Credit Agreement, or such later date, if any, which may be specified in Item 2 of Annex I hereto (the “Settlement Date”).

5.           Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents, including, without limitation, the obligation to make Revolving Credit Loans, (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents, and (c) the Agent shall maintain at one of the Agent’s offices in Minneapolis, Minnesota a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and each Bank pursuant to the terms hereof from time to time (the “Register”), and the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Banks shall treat each Person whose name is recorded on the Register pursuant to the terms of the Credit Agreement as a Bank under the Credit Agreement.

6.           It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Revolving Credit Loans.  It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments, if any, in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7.           This Assignment and Assumption Agreement shall be governed by, and construed in accordance with the laws of the same law that governs the Credit Agreement.

[signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.
[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

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Consent to Assignment and Assumption

Pursuant to Section 9.4 of the Credit Agreement, the undersigned, as the Borrower and the Agent under the Credit Agreement, hereby consent to the Assignment and Assumption referred to above and the other agreements and provisions set forth above (the “Consent”).  The undersigned further agree to execute and deliver such documents and take such other action as Assignor or Assignee may reasonably request from time to time to further evidence the foregoing Assignment and Assumption and other agreements and provisions.  Further, as a material inducement to Assignor to transfer, and to Assignee to acquire, such right, title and interest in the Loans and other extensions of credit, as provided in the above Assignment and Assumption and as evidenced by the Credit Agreement and the other Credit Documents referred to therein (all such documents being collectively referred to herein as the “Transaction Documents”), the Borrower represents and warrants to Assignor and Assignee that there is no Event of Default then in effect and the Termination Date has not occurred.  Capitalized terms used and not defined in this Consent have the meanings given to such terms in the Assignment and Assumption above or in the Credit Agreement, as the case may be.  This Consent shall be governed by the same law that governs the Credit Agreement.  This Consent may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts by different parties hereto.

TORTOISE NORTH AMERICAN ENERGY CORPORATION, the Borrower

By:
Name:
Title:

[NAME OF AGENT], as Agent

By:
Name:
Title:

Agreemen First Amendment to Credit t - Page 14

Annex I to Assignment and Assumption Agreement

1.           Amounts:

Revolving Credit Loan Commitment Amount

(a)           Amount of Assigned Share1                                                                           $_____________

(b)           Aggregate Amount for all Banks                                                                    $_____________

(c)           Assignee’s Assigned Share Percentage2                                                       $_____________

      2.           Settlement Date:                                                                                  ____________, 20__

[1]	Must be at least $5,000,000.

[2]	Line 1(a) divided by line 1(b); round to 12 decimal places